Exhibit 99.1

WestRock Reports Fiscal 2022 First Quarter Results

  Record first quarter net sales of $5.0 billion increased 12.5% year-over-year
  Net income of $182 million increased 19.9% year-over-year
  Consolidated Adjusted EBITDA of $680 million increased 1.6% year-over-year
  Earned $0.68 per diluted share (“EPS”) and Adjusted EPS of $0.65, up 19.3% and 6.6%, respectively

ATLANTA--(BUSINESS WIRE)--February 3, 2022--WestRock Company (NYSE:WRK), a leading provider of differentiated, sustainable paper and packaging solutions, today announced results for its fiscal first quarter ended December 31, 2021.

“I am pleased with our strong performance during the first quarter of fiscal 2022, in which our teams delivered record first quarter sales and double-digit EPS growth while navigating the continued and unpredictable macroeconomic landscape. We also delivered solid margin performance in the face of continued supply chain disruption, higher inflation and increased absenteeism associated with COVID-19,” said David B. Sewell, chief executive officer.

“As we look to fiscal 2022, we are continuing to execute our transformation program, which included reorganizing our operating businesses to better align with our strategy to deliver profitable growth and to increase transparency into our performance. In addition, we continue to hire key talent, including new Chief Financial Officer, Alex Pease, and new Chief Supply Chain Officer, Peter Anderson, who both bring deep experience and fresh perspective to these critical roles. We are on a journey to position WestRock for outperformance and are executing swiftly with significant opportunity ahead. Thank you to our 50,000 team members around the world for their continued dedication and hard work.”

Consolidated Financial Results

WestRock’s performance for the three months ended December 31, 2021 and 2020 (in millions):

	Three Months Ended
	Dec. 31, 2021	Dec. 31, 2020	$ Var.	% Var.

Net sales	$4,952.2	$4,401.5	$550.7	12.5%
Net income	$182.3	$152.0	$30.3	19.9%
Consolidated Adjusted EBITDA	$680.3	$669.8	$10.5	1.6%

Net sales increased $551 million, or 12.5%, year-over-year. Paper segment sales increased $262 million, Corrugated Packaging segment sales increased $201 million, Consumer Packaging segment sales increased $76 million and Distribution segment sales increased $21 million.

Net income increased $30 million, or 19.9%, year-over-year primarily due to higher pricing and lower interest expense that was partially offset by net cost inflation, lower aggregate volumes, increased maintenance outages and other items. Consolidated Adjusted EBITDA increased $11 million, or 1.6%, year-over-year as strength in the Paper segment more than offset decreases in the Corrugated Packaging, Distribution and Consumer Packaging segments. Additionally, non-allocated expenses declined by $4 million.

Restructuring and other items during the first quarter of fiscal 2022 was $2 million, primarily related to severance and other employee costs.

Net Cash Provided By Operating Activities and Other Financing and Investing Activities

Net cash provided by operating activities was $253 million in the first quarter of fiscal 2022 compared to $719 million in the prior year quarter primarily due to higher working capital usage compared to the prior year period. The working capital usage was higher year-over-year primarily due to actions taken in the prior year to preserve cash due to the high uncertainty during the COVID-19 pandemic.

Total debt was $8.2 billion at December 31, 2021, $8.0 billion excluding $188 million of unamortized fair market value step-up of debt acquired in mergers and acquisitions, and $7.8 billion after further excluding cash and cash equivalents of $291 million. The Company had approximately $3.6 billion of available liquidity under long-term committed credit facilities and cash and cash equivalents at December 31, 2021, and our net leverage ratio was within our 2.25x to 2.50x target. During the first quarter of fiscal 2022, WestRock invested $173 million in capital expenditures and returned $166 million in capital to stockholders, specifically $100 million in stock repurchases and $66 million in dividend payments.

New Segment Reporting Structure

Effective the first quarter of fiscal 2022, the Company reorganized its reportable segments due to recent changes in its organizational structure and how the Company makes key operating decisions, allocates resources and assesses the performance of its business going forward. The Company believes the change will increase transparency and better align business operations with corporate strategy and future growth plans.

Our new reportable segments are:

  Corrugated Packaging, which consists of our integrated corrugated converting operations;
  Consumer Packaging, which consists of our integrated consumer converting operations;
  Paper, which consists of all third-party paper sales; and
  Distribution, which consists of our distribution and display assembly operations.

As a result of the reorganization, the Company now reports the benefit of vertical integration with its mills in each reportable segment that ultimately sells the associated paper and packaging products to our external customers. Prior to the reorganization, the Company had two reportable segments, Corrugated Packaging and Consumer Packaging.

The Company’s measure of segment profitability for each reportable segment is Adjusted EBITDA as allowed for under Accounting Standards Codification 280, “Segment Reporting” because it is the measure used by our Company to make decisions about allocating resources and assessing segment performance. Certain items are not allocated to our reportable segments and, thus, the information that the Company uses to make operating decisions and assess performance does not reflect such amounts. Items not allocated are reported as Non-allocated expenses or in other line items outside of Adjusted EBITDA. Adjusted EBITDA is defined on page 10. Prior period amounts have been recast to conform with the new segment structure. These changes did not impact the consolidated financial statements. We have included the recast segment information for the last two years, including quarters therein, at the end of the earnings release.

Segment Results

Corrugated Packaging Segment

	Three Months Ended
	Dec. 31, 2021	Dec. 31, 2020	$ Var.	% Var.

Segment sales	$2,220.0	$2,019.5	$200.5	9.9%
Adjusted EBITDA	$288.9	$347.6	$(58.7)	(16.9)%

Corrugated Packaging segment sales increased $201 million, or 9.9%, primarily due to higher selling price/mix that was partially offset by lower volumes.

Corrugated Packaging Adjusted EBITDA decreased $59 million, or 16.9%, primarily due to higher net cost inflation, reduction in productivity and other operational items, including increased maintenance outages, and lower volumes that were partially offset by the margin impact from higher selling price/mix. Corrugated Packaging Adjusted EBITDA margin was 13.0% and Adjusted EBITDA margin excluding trade sales was 13.5%.

Consumer Packaging Segment

	Three Months Ended
	Dec. 31, 2021	Dec. 31, 2020	$ Var.	% Var.

Segment sales	$1,138.7	$1,062.5	$76.2	7.2%
Adjusted EBITDA	$169.3	$175.3	$(6.0)	(3.4)%

Consumer Packaging segment sales increased $76 million, or 7.2%, primarily due to higher selling price/mix and higher volumes.

Consumer Packaging Adjusted EBITDA decreased $6 million, or 3.4%, primarily due to net cost inflation that was partially offset by the margin impact from higher selling price/mix, increased productivity and other operational items, including increased maintenance outages, and higher volumes. The Consumer Packaging segment delivered an Adjusted EBITDA margin of 14.9%.

Paper Segment

	Three Months Ended
	Dec. 31, 2021	Dec. 31, 2020	$ Var.	% Var.

Segment sales	$1,352.6	$1,090.9	$261.7	24.0%
Adjusted EBITDA	$232.4	$151.7	$80.7	53.2%

Paper segment sales increased $262 million, or 24.0%, primarily due to higher selling price/mix and higher volumes.

Paper Adjusted EBITDA increased $81 million, or 53.2%, primarily due to the margin impact from higher selling price/mix, increased productivity and other operational items, including increased maintenance outages, and higher volumes that were partially offset by net cost inflation. The Paper segment delivered an Adjusted EBITDA margin of 17.2%.

Distribution Segment

	Three Months Ended
	Dec. 31, 2021	Dec. 31, 2020	$ Var.	% Var.

Segment sales	$324.8	$303.8	$21.0	6.9%
Adjusted EBITDA	$6.5	$16.4	$(9.9)	(60.4)%

Distribution segment sales increased $21 million, or 6.9%, primarily due to higher selling price/mix that was partially offset by lower volumes.

Distribution Adjusted EBITDA decreased $10 million, or 60.4%, primarily due to net cost inflation and lower productivity and other items that were partially offset by the margin impact from higher selling price/mix.

Conference Call

WestRock will host a conference call to discuss its results of operations for the fiscal first quarter ended December 31, 2021 and other topics that may be raised during the discussion at 8:30 a.m., Eastern Time, on Thursday, February 3, 2022. The conference call, which will be webcast live, an accompanying slide presentation, and this release can be accessed at ir.westrock.com.

Investors who wish to participate in the webcast via teleconference should dial 877-317-6789 (inside the U.S.) or +1 412-317-6789 (outside the U.S.) at least 15 minutes prior to the start of the call and ask to be joined into the WestRock Company call. Replays of the call can be accessed at ir.westrock.com.

About WestRock

WestRock (NYSE:WRK) partners with our customers to provide differentiated, sustainable paper and packaging solutions that help them win in the marketplace. WestRock’s team members support customers around the world from locations spanning North America, South America, Europe, Asia and Australia. Learn more at www.westrock.com.

Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. The Company cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, that as we look to fiscal 2022, we are continuing to execute our transformation program, which included reorganizing our operating businesses to better align with our strategy to deliver profitable growth and to increase transparency into our performance; we continue to hire key talent; we are on a journey to position WestRock for outperformance and are executing swiftly with significant opportunity ahead. With respect to these statements, the Company has made assumptions regarding, among other things, developments related to the COVID-19 pandemic, including the severity, magnitude and duration of the pandemic, negative global economic conditions arising from the pandemic, impacts of governments' responses to the pandemic on the Company’s operations, impacts of the pandemic on commercial activity, the Company’s customers and consumer preferences and demand, supply chain disruptions, and disruptions in the credit or financial markets; the results and impacts of acquisitions; economic, competitive and market conditions generally, including the impact of COVID-19; volumes and price levels of purchases by customers; competitive conditions in the Company’s businesses and possible adverse actions of our customers, competitors and suppliers; labor costs; the amount and timing of capital expenditures, including installation costs, project development and implementation costs, and costs related to resolving disputes with third parties with which we work to manage and implement our capital projects; severance and other shutdown costs; restructuring costs; utilization of real property that is subject to the restructurings due to realizable values from the sale of such property; credit availability; and raw material and energy costs. The Company’s businesses are subject to a number of risks that would affect any such forward-looking statements, including, among others, the level of demand for our products; our ability to respond effectively to the impact of COVID-19; our ability to successfully identify and make performance and productivity improvements; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; adverse legal, reputational and financial effects on the Company resulting from cyber incidents and the effectiveness of the Company’s business continuity plans during a ransomware incident; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of severe weather or a natural disaster or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair, which could result in operational disruptions, including those related to COVID-19; our desire or ability to continue to repurchase company stock; the scope, timing and outcome of any litigation, claims or other proceedings or dispute resolutions and the impact of any such litigation; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2021. The information contained herein speaks as of the date hereof and the Company does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

WestRock Company
Condensed Consolidated Statements of Income
In millions, except per share amounts (unaudited)

	Three Months Ended
	December 31,
	2021	2020

Net sales	$4,952.2	$4,401.5
Cost of goods sold	4,155.6	3,648.6
Gross profit	796.6	752.9
Selling, general and administrative, excluding intangible amortization	452.9	417.8
Selling, general and administrative intangible amortization	88.0	91.9
(Gain) loss on disposal of assets	(13.9)	2.5
Multiemployer pension withdrawal income	(3.3)	-
Restructuring and other costs	2.3	7.7
Operating profit	270.6	233.0
Interest expense, net	(86.7)	(93.8)
Loss on extinguishment of debt	-	(1.1)
Pension and other postretirement non-service income	39.9	34.9
Other income, net	0.2	20.8
Equity in income of unconsolidated entities	18.4	9.0
Income before income taxes	242.4	202.8
Income tax expense	(58.6)	(50.3)
Consolidated net income	183.8	152.5
Less: Net income attributable to noncontrolling interests	(1.5)	(0.5)
Net income attributable to common stockholders	$182.3	$152.0

Computation of diluted earnings per share under the two-class method (in millions, except per share data):

Net income attributable to common stockholders	$182.3	$152.0

Diluted weighted average shares outstanding	266.9	264.8

Diluted earnings per share	$0.68	$0.57

WestRock Company
Segment Information
In millions (unaudited)

	Three Months Ended
	December 31,
	2021	2020
Net sales:
Corrugated Packaging	$2,220.0	$2,019.5
Consumer Packaging	1,138.7	1,062.5
Paper	1,352.6	1,090.9
Distribution	324.8	303.8
Intersegment Eliminations	(83.9)	(75.2)
Total	$4,952.2	$4,401.5

Adjusted EBITDA:
Corrugated Packaging	$288.9	$347.6
Consumer Packaging	169.3	175.3
Paper	232.4	151.7
Distribution	6.5	16.4
Total	697.1	691.0

Depreciation, depletion and amortization	(366.5)	(364.5)
Gain on sale of certain closed facilities	14.4	0.9
Multiemployer pension withdrawal income	3.3	-
Restructuring and other costs	(2.3)	(7.7)
Non-allocated expenses	(16.8)	(21.2)
Interest expense, net	(86.7)	(93.8)
Loss on extinguishment of debt	-	(1.1)
Other income, net	0.2	20.8
Other adjustments	(0.3)	(21.6)
Income before income taxes	$242.4	$202.8

Depreciation, depletion and amortization:
Corrugated Packaging	$167.0	$175.6
Consumer Packaging	86.3	85.8
Paper	106.2	96.5
Distribution	5.8	5.8
Corporate	1.2	0.8
Total	$366.5	$364.5

Other adjustments:
Corrugated Packaging	$-	$9.5
Consumer Packaging	0.2	8.9
Paper	0.1	1.8
Distribution	-	0.6
Corporate	-	0.8
Total	$0.3	$21.6

WestRock Company
Condensed Consolidated Statements of Cash Flows
In millions (unaudited)
	Three Months Ended
	December 31,
	2021	2020
Cash flows from operating activities:
Consolidated net income	$183.8	$152.5
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion and amortization	366.5	364.5
Deferred income tax benefit	(14.0)	(19.6)
Share-based compensation expense	15.2	20.0
401(k) match and company contribution in common stock	2.5	24.9
Pension and other postretirement funding more than expense (income)	(32.4)	(28.0)
Cash surrender value increase in excess of premiums paid	(16.6)	(21.2)
Gain on sale of investment	-	(14.7)
Other impairment adjustments	0.9	-
(Gain) loss on disposal of plant and equipment and other, net	(13.9)	2.6
Other, net	(13.4)	(10.3)
Changes in operating assets and liabilities, net of acquisitions / divestitures:
Accounts receivable	60.4	150.2
Inventories	(117.5)	(44.3)
Other assets	(45.9)	(19.3)
Accounts payable	5.4	(5.4)
Income taxes	62.0	50.6
Accrued liabilities and other	(190.2)	116.9
Net cash provided by operating activities	252.8	719.4

Investing activities:
Capital expenditures	(173.1)	(170.7)
Cash paid for purchase of businesses, net of cash acquired	(7.0)	-
Proceeds from corporate owned life insurance	2.0	5.5
Proceeds from sale of investments	-	23.3
Proceeds from sale of property, plant and equipment	22.4	2.0
Proceeds from property, plant and equipment insurance settlement	1.7	-
Other, net	(0.8)	(0.5)
Net cash used for investing activities	(154.8)	(140.4)

Financing activities:
Additions to revolving credit facilities	-	180.0
Repayments of revolving credit facilities	-	(10.0)
Additions to debt	31.3	10.8
Repayments of debt	(52.2)	(704.5)
Other debt additions (repayments), net	69.0	21.6
Issuances of common stock, net of related tax withholdings	6.2	(12.4)
Purchases of common stock	(100.1)	-
Cash dividends paid to stockholders	(66.3)	(52.6)
Other, net	7.8	(17.0)
Net cash used for financing activities	(104.3)	(584.1)
Effect of exchange rate changes on cash and cash equivalents	6.7	7.8
Increase in cash and cash equivalents and restricted cash	0.4	2.7
Cash and cash equivalents, and restricted cash at beginning of period	290.9	251.1
Cash and cash equivalents, and restricted cash at end of period	$291.3	$253.8

Supplemental disclosure of cash flow information:

Cash paid during the period for:
Income taxes, net of refunds	$9.9	$18.8
Interest, net of amounts capitalized	$56.8	$58.9
Non-cash additions to property, plant and equipment	$101.9	$94.2

WestRock Company
Condensed Consolidated Balance Sheets
In millions (unaudited)

	December 31,	September 30,
	2021	2021
Assets
Current assets:
Cash and cash equivalents	$291.3	$290.9
Accounts receivable (net of allowances of $67.3 and $68.1)	2,525.5	2,586.9
Inventories	2,241.3	2,173.3
Other current assets	505.6	597.6
Assets held for sale	4.2	10.9
Total current assets	5,567.9	5,659.6

Property, plant and equipment, net	10,482.1	10,570.1
Goodwill	5,955.4	5,959.2
Intangibles, net	3,236.8	3,318.8
Restricted assets held by special purpose entities	1,258.6	1,260.5
Prepaid pension asset	707.2	674.3
Other assets	1,874.5	1,811.8
Total Assets	$29,082.5	$29,254.3

Liabilities and Equity
Current liabilities:
Current portion of debt	$236.8	$168.8
Accounts payable	2,135.2	2,123.7
Accrued compensation and benefits	457.3	656.8
Other current liabilities	726.2	694.8
Total current liabilities	3,555.5	3,644.1
Long-term debt due after one year	7,996.4	8,025.3
Pension liabilities, net of current portion	249.5	254.7
Postretirement medical liabilities, net of current portion	133.6	133.7
Non-recourse liabilities held by special purpose entities	1,125.0	1,127.3
Deferred income taxes	2,929.9	2,944.4
Other long-term liabilities	1,372.8	1,433.1
Redeemable noncontrolling interests	2.5	1.7

Total stockholders' equity	11,697.2	11,670.3
Noncontrolling interests	20.1	19.7
Total Equity	11,717.3	11,690.0
Total Liabilities and Equity	$29,082.5	$29,254.3

Non-GAAP Financial Measures and Reconciliations

WestRock reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide WestRock’s board of directors, investors, potential investors, securities analysts and others with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions, and in evaluating WestRock’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, WestRock’s GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies. We discuss below details of the non-GAAP financial measures presented by us and provide reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Consolidated Adjusted EBITDA and Adjusted EBITDA

WestRock uses the non-GAAP financial measure “Consolidated Adjusted EBITDA”, along with other factors such as “Adjusted EBITDA” (a GAAP measure of segment performance our Company uses to evaluate our segment results), to evaluate our overall performance. Management believes that the most directly comparable GAAP measure to “Consolidated Adjusted EBITDA” (formerly referred to as Adjusted Segment EBITDA) is “Net income attributable to common stockholders”. It can also be derived by adding together each segment’s “Adjusted EBITDA” plus “Non-allocated expenses”. Management believes this measure provides WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because it excludes restructuring and other costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock’s management and board use this information to evaluate WestRock’s performance relative to other periods.

Adjusted EBITDA is defined as pretax earnings of a reportable segment before depreciation and amortization, and excludes the following items our Company does not consider part of our segment performance: gain on sale of certain closed facilities, multiemployer pension withdrawal income, restructuring and other costs, non-allocated expenses, interest expense, net, loss on extinguishment of debt, other income, net, and other adjustments - each as outlined in the table on page 7 ("Adjusted EBITDA").

Adjusted Segment Sales and Adjusted EBITDA Margins, Excluding Trade Sales

WestRock uses the non-GAAP financial measures “Adjusted Segment Sales” and “Adjusted EBITDA Margins, excluding trade sales”. Management believes that adjusting segment sales for trade sales is consistent with how our peers present their sales for purposes of computing segment margins and helps WestRock’s management, board of directors, investors, potential investors, securities analysts and others compare companies in the same peer group. Management believes these measures are also useful to investors to evaluate WestRock’s performance relative to its peers. Management believes that the most directly comparable GAAP measure to “Adjusted Segment Sales” is “segment sales”. Additionally, the most directly comparable GAAP measure to “Adjusted EBITDA Margin, excluding trade sales” is “Adjusted EBITDA Margin”. “Adjusted EBITDA Margin, excluding trade sales” is calculated by dividing that segment’s Adjusted EBITDA by Adjusted Segment Sales. “Adjusted EBITDA Margin” is considered a GAAP profitability measure and it is calculated for each segment by dividing that segment’s Adjusted EBITDA by segment sales.

Adjusted Net Income, Adjusted Earnings Per Diluted Share

WestRock uses the non-GAAP financial measures “Adjusted Net Income” and “Adjusted Earnings Per Diluted Share”. Management believes these measures provide WestRock’s management, board of directors, investors, potential investors, securities analysts and others with useful information to evaluate WestRock’s performance because they exclude restructuring and other costs and other specific items that management believes are not indicative of the ongoing operating results of the business. WestRock and its board of directors use this information to evaluate WestRock’s performance relative to other periods. WestRock believes that the most directly comparable GAAP measures to Adjusted Net Income and Adjusted Earnings Per Diluted Share are Net income attributable to common stockholders, represented in the table below as the as reported results for Consolidated net income (i.e. Net of Tax) less net income attributable to Noncontrolling interests, and Earnings per diluted share, respectively.

This release includes reconciliations of our non-GAAP financial measures to their respective directly comparable GAAP measures, as identified above, for the periods indicated (in millions, except percentages or ratios).

Reconciliations of Consolidated Adjusted EBITDA

	Three Months Ended
	December 31,
	2021	2020

Net Income attributable to common stockholders	$182.3	$152.0
Adjustments: (1)
Less: Net Income attributable to noncontrolling interests	1.5	0.5
Income tax expense	58.6	50.3
Other income, net	(0.2)	(20.8)
Loss on extinguishment of debt	-	1.1
Interest expense, net	86.7	93.8
Restructuring and other costs	2.3	7.7
Multiemployer pension withdrawal income	(3.3)	-
Gain on sale of certain closed facilities	(14.4)	(0.9)
Depreciation, depletion and amortization	366.5	364.5
Other adjustments	0.3	21.6
Consolidated Adjusted EBITDA	$680.3	$669.8
(1)	Schedule adds back expense or subtracts income for certain financial statement and segment footnote items to compute Consolidated Adjusted EBITDA.

Reconciliations of Adjusted Net Income

	Three Months Ended December 31, 2021

	Consolidated Results

	Pre-Tax	Tax	Net of Tax
As reported (1)	$242.4	$(58.6)	$183.8
Restructuring and other items	2.3	(0.5)	1.8
Losses at closed plants, transition and start-up costs	0.3	(0.1)	0.2
Gain on sale of certain closed facilities	(14.4)	3.6	(10.8)
Adjustments / Adjusted Results	$230.6	$(55.6)	$175.0
Noncontrolling interests			(1.5)
Adjusted Net Income			$173.5

(1)	The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax expense" and "Consolidated net income", respectively, as reported on the statements of operations.

	Three Months Ended December 31, 2020

	Consolidated Results

	Pre-Tax	Tax	Net of Tax
As reported (1)	$ 202.8	$ (50.3)	$ 152.5
COVID-19 relief payments	22.0	(5.4)	16.6
Restructuring and other items	7.7	(1.9)	5.8
Loss on extinguishment of debt	1.1	(0.3)	0.8
Losses at closed plants, transition and start-up costs	0.4	(0.1)	0.3
Accelerated depreciation on major capital projects
and certain plant closures	0.2	-	0.2
Gain on sale of investment	(14.7)	2.1	(12.6)
Gain on sale of certain closed facilities	(0.9)	0.2	(0.7)
Brazil indirect tax	(0.9)	0.3	(0.6)
Adjustments/ Adjusted Results	$ 217.7	$ (55.4)	$ 162.3
Noncontrolling interests			(0.5)
Adjusted Net Income			$ 161.8
(1)

The as reported results for Pre-Tax, Tax and Net of Tax are equivalent to the line items "Income before income taxes", "Income tax expense" and "Consolidated net income", respectively, as reported on the Condensed Consolidated Statements of Income.

Reconciliation of Adjusted Earnings Per Diluted Share

	Three Months Ended
	Dec. 31, 2021	Dec. 31, 2020

Earnings per diluted share	$0.68	$0.57
Restructuring and other items	0.01	0.02
COVID-19 relief payments	-	0.06
Loss on extinguishment of debt	-	0.01
Gain on sale of certain closed facilities	(0.04)	-
Gain on sale of investment	-	(0.05)
Adjusted Earnings Per Diluted Share	$0.65	$0.61

Reconciliations of Adjusted Segment Sales and Adjusted EBITDA Margins, Excluding Trade Sales

Reconciliation for the Quarter Ended December 31, 2021

	Corrugated Packaging	Consumer Packaging	Paper	Distribution	Non-Alloc. / Elim.	Consolidated

Segment sales / Net sales	$2,220.0	$1,138.7	$1,352.6	$324.8	$(83.9)	$4,952.2
Less: Trade Sales	(76.1)	-	-	-	-	(76.1)
Adjusted Segment Sales	$2,143.9	$1,138.7	$1,352.6	$324.8	$(83.9)	$4,876.1

Adjusted EBITDA /
Consolidated Adjusted EBITDA	$288.9	$169.3	$232.4	$6.5	$(16.8)	$680.3

Adjusted EBITDA Margins	13.0%	14.9%	17.2%	2.0%

Adjusted EBITDA Margin, excluding
Trade Sales	13.5%

Reconciliation for the Quarter Ended December 31, 2020

	Corrugated Packaging	Consumer Packaging	Paper	Distribution	Corporate / Elim.	Consolidated

Segment sales / Net sales	$2,019.5	$1,062.5	$1,090.9	$303.8	$(75.2)	$4,401.5
Less: Trade Sales	(97.0)	-	-	-	-	(97.0)
Adjusted Segment Sales	$1,922.5	$1,062.5	$1,090.9	$303.8	$(75.2)	$4,304.5

Adjusted EBITDA /
Consolidated Adjusted EBITDA	$347.6	$175.3	$151.7	$16.4	$(21.2)	$669.8

Adjusted EBITDA Margins	17.2%	16.5%	13.9%	5.4%

Adjusted EBITDA Margin, excluding
Trade Sales	18.1%

The following tables reflect Net sales and Consolidated Adjusted EBITDA under the new segment reporting structure, as well as Segment sales, Adjusted EBITDA and other information, including associated margins, for each of our reportable segments for the periods presented (unaudited, in millions):

	Three Months Ended
	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Fiscal
	2020	2021	2021	2021	2021
Segment Sales
Corrugated Packaging	$2,019.5	$2,022.4	$2,154.7	$2,203.9	$8,400.5
Consumer Packaging	1,062.5	1,080.6	1,132.2	1,158.6	4,433.9
Paper	1,090.9	1,130.6	1,299.2	1,462.3	4,983.0
Distribution	303.8	280.3	322.3	348.4	1,254.8
Intersegment Eliminations	(75.2)	(76.1)	(92.1)	(82.7)	(326.1)
Net sales	$4,401.5	$4,437.8	$4,816.3	$5,090.5	$18,746.1
Less: Trade sales	(97.0)	(71.1)	(84.8)	(98.3)	(351.2)
Adjusted Net Sales	$4,304.5	$4,366.7	$4,731.5	$4,992.2	$18,394.9

Corrugated Packaging Adjusted
segment sales (1)	$1,922.5	$1,951.3	$2,069.9	$2,105.6	$8,049.3

Adjusted EBITDA
Corrugated Packaging	$347.6	$321.1	$363.9	$361.4	$1,394.0
Consumer Packaging	175.3	164.1	183.3	198.1	720.8
Paper	151.7	159.6	265.2	307.2	883.7
Distribution	16.4	11.0	18.0	23.4	68.8
Non-Allocated expenses	(21.2)	(15.3)	(19.4)	(12.2)	(68.1)
Consolidated Adjusted EBITDA	$669.8	$640.5	$811.0	$877.9	$2,999.2

Adjusted EBITDA Margins (2)
Corrugated Packaging	17.2%	15.9%	16.9%	16.4%	16.6%
Consumer Packaging	16.5%	15.2%	16.2%	17.1%	16.3%
Paper	13.9%	14.1%	20.4%	21.0%	17.7%
Distribution	5.4%	3.9%	5.6%	6.7%	5.5%
Consolidated Adjusted EBITDA Margin (3)	15.2%	14.4%	16.8%	17.2%	16.0%

Corrugated Packaging Adjusted EBITDA
Margin, excluding trade sales (1)	18.1%	16.5%	17.6%	17.2%	17.3%
(1)	Corrugated Packaging segment sales less trade sales equals Corrugated Packaging Adjusted segment sales.
Corrugated Packaging Adjusted EBITDA divided by Corrugated Packaging Adjusted segment sales equals
Corrugated Packaging Adjusted EBITDA Margin, excluding trade sales.
(2)	Adjusted EBITDA Margins are Adjusted EBITDA divided by segment sales for the respective segments.
(3)	Consolidated Adjusted EBITDA Margin is Consolidated Adjusted EBITDA divided by net sales.

	Three Months Ended
	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Fiscal
	2019	2020	2020	2020	2020
Segment Sales
Corrugated Packaging	$1,979.3	$1,973.0	$1,850.2	$1,987.7	$7,790.2
Consumer Packaging	1,015.4	1,049.8	1,024.1	1,101.1	4,190.4
Paper	1,206.9	1,246.5	1,166.2	1,130.0	4,749.6
Distribution	265.0	245.4	261.9	330.1	1,102.4
Land and Development	18.9	-	-	-	18.9
Intersegment Eliminations	(61.8)	(67.4)	(66.1)	(77.4)	(272.7)
Net sales	$4,423.7	$4,447.3	$4,236.3	$4,471.5	$17,578.8
Less: Trade sales	(99.2)	(96.2)	(94.7)	(83.4)	(373.5)
Adjusted Net Sales	$4,324.5	$4,351.1	$4,141.6	$4,388.1	$17,205.3

Corrugated Packaging Adjusted
segment sales (1)	$1,880.1	$1,876.8	$1,755.5	$1,904.3	$7,416.7

Adjusted EBITDA
Corrugated Packaging	$358.5	$392.3	$361.0	$362.4	$1,474.2
Consumer Packaging	133.2	159.7	186.0	181.8	660.7
Paper	190.3	173.6	167.1	170.9	701.9
Distribution	11.4	6.8	8.3	22.2	48.7
Land and Development	-	-	-	-	-
Non-Allocated expenses	(18.1)	(24.0)	(14.6)	(16.6)	(73.3)
Consolidated Adjusted EBITDA	$675.3	$708.4	$707.8	$720.7	$2,812.2

Adjusted EBITDA Margins (2)
Corrugated Packaging	18.1%	19.9%	19.5%	18.2%	18.9%
Consumer Packaging	13.1%	15.2%	18.2%	16.5%	15.8%
Paper	15.8%	13.9%	14.3%	15.1%	14.8%
Distribution	4.3%	2.8%	3.2%	6.7%	4.4%
Land and Development	nm	nm	nm	nm	nm
Consolidated Adjusted EBITDA Margin	15.3%	15.9%	16.7%	16.1%	16.0%

Corrugated Packaging Adjusted EBITDA
Margin, excluding trade sales (1)	19.1%	20.9%	20.6%	19.0%	19.9%
(1)	Corrugated Packaging segment sales less trade sales equals Corrugated Packaging Adjusted segment sales.
Corrugated Packaging Adjusted EBITDA divided by Corrugated Packaging Adjusted segment sales equals
Corrugated Packaging Adjusted EBITDA Margin, excluding trade sales.
(2)	Adjusted EBITDA Margins are Adjusted EBITDA divided by segment sales for the respective segments.
(3)	Consolidated Adjusted EBITDA Margin is Consolidated Adjusted EBITDA divided by net sales.

Reconciliations of Consolidated Adjusted EBITDA

	Three Months Ended
	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Fiscal
	2020	2021	2021	2021	2021

Net Income attributable to common stockholders	$152.0	$112.5	$250.1	$323.7	$838.3
Adjustments: (1)
Less: Net Income attributable to noncontrolling interests	0.5	1.9	0.9	0.9	4.2
Income tax expense	50.3	30.5	77.4	85.2	243.4
Other (income) expense, net	(20.8)	13.4	(6.4)	2.9	(10.9)
Loss on extinguishment of debt	1.1	-	-	8.6	9.7
Interest expense, net	93.8	83.5	102.5	92.5	372.3
Restructuring and other costs	7.7	5.2	6.9	11.7	31.5
Multiemployer pension withdrawal income	-	-	-	(2.9)	(2.9)
Gain on sale of certain closed facilities	(0.9)	-	-	-	(0.9)
Depreciation, depletion and amortization	364.5	361.4	369.0	365.1	1,460.0
Other adjustments	21.6	32.1	10.6	(9.8)	54.5

Consolidated Adjusted EBITDA	$669.8	$640.5	$811.0	$877.9	$2,999.2
(1)	Schedule adds back expense or subtracts income for certain financial statement and segment footnote items to compute
Consolidated Adjusted EBITDA.
	Three Months Ended
	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Fiscal
	2019	2020	2020	2020	2020

Net Income attributable to common stockholders	$138.5	$148.1	$178.5	$(1,156.0)	$(690.9)
Adjustments: (1)
Less: Net Income attributable to noncontrolling interests	1.0	0.8	1.5	1.5	4.8
Income tax expense	46.5	57.8	19.2	40.0	163.5
Other expense (income), net	3.7	0.9	5.0	(19.1)	(9.5)
Loss on extinguishment of debt	-	0.5	0.6	0.4	1.5
Interest expense, net	93.5	97.3	92.4	110.3	393.5
Restructuring and other costs	30.1	16.4	9.7	56.5	112.7
Goodwill impairment	-	-	-	1,333.2	1,333.2
Multiemployer pension withdrawal expense (income)	-	0.9	(2.0)	-	(1.1)
Gain on sale of certain closed facilities	(0.5)	(5.0)	-	(10.1)	(15.6)
Depreciation, depletion and amortization	381.2	374.5	365.7	365.6	1,487.0
Other adjustments	(18.7)	16.2	37.2	(1.6)	33.1

Consolidated Adjusted EBITDA	$675.3	$708.4	$707.8	$720.7	$2,812.2
(1)	Schedule adds back expense or subtracts income for certain financial statement and segment footnote items to compute
Consolidated Adjusted EBITDA.

Contacts

Investors:
James Armstrong, 470-328-6327
Vice President, Investor Relations
james.armstrong@westrock.com

Media:
Courtney James, 470-328-6397
Director, Corporate Communications
mediainquiries@westrock.com